Exhibit 99.1

ENvue Medical, Inc. Announces 1-for-12 Reverse Stock Split

TYLER, Texas, August 28, 2026 (GLOBE NEWSWIRE) — ENvue Medical, Inc. (NASDAQ: FEED) (“ENvue” or the “Company”), a commercial-stage medical technology company, today announced that a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 1-for-12 is expected to become effective on September 1, 2026. The Company’s Common Stock will begin trading on the Nasdaq Capital Market on a post-split basis at the market open on September 1, 2026, under the Company’s existing trading symbol “FEED”, but will trade under a new CUSIP number, 63008J876.

After giving effect to the reverse stock split of the Company’s Common Stock, each twelve (12) shares of Common Stock will be combined into one (1) share of Common Stock, such that the Company’s 11,084,616 Common Stock outstanding will be reduced to approximately 923,718 shares of Common Stock outstanding (the “Reverse Stock Split”). The Reverse Stock Split has no impact on the Company’s authorized shares, which remains 40,000,000 shares of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split as any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share on a per stockholder basis.

The Reverse Stock Split was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on August 14, 2026.

The Reverse Stock Split will not impact any stockholder’s percentage ownership of the Company or voting power, except for minimal effects resulting from the treatment of fractional shares.

All options, convertible securities including preferred stock, restricted stock (vested and unvested), restricted stock units and warrants of the Company outstanding prior to the Reverse Stock Split will be appropriately adjusted.

The Reverse Stock Split will not change the number of authorized shares of preferred stock, or the par value of the Common Stock or preferred stock. After the Reverse Stock Split, the shares of the Company’s Common Stock will have the same proportional voting rights and rights to dividends and distributions. VStock Transfer, LLC, will act as the exchange agent for the Reverse Stock Split. Please contact VStock Transfer, LLC for further information at (212) 828-8436.

About ENvue Medical, Inc.

ENvue Medical, Inc. (NASDAQ: FEED) is a medical technology company specializing in the advancement of intelligent, non-invasive solutions for enteral care across clinical and home care settings. Headquartered in Tyler, Texas, with research and development in Tel-Aviv Israel, the Company focuses on two distinct technology platforms:

●	ENvue™ Navigation Platform, developed and operated by ENvue Medical Inc., with offices in Arlington Heights, Illinois, and Tel-Aviv, Israel, is a minimally invasive electromagnetic navigation system intended to assist clinicians in placing feeding tubes into the gastrointestinal tract. FDA 510(k) cleared for adult use, ENvue provides real-time bedside visualization of tube movement and supports informed decision-making during the placement procedure. Future platform expansion may include pediatric and vascular access applications.
●	Acoustic-based therapeutic technologies, including PainShield® and UroShield®, with research and development in Tel Aviv, Israel, and manufacturing operations in the United States, which utilize proprietary low-intensity surface acoustic wave (SAW) technology. These devices are intended for use in home or care settings and are designed to treat pain, reduce bacterial colonization, and disrupt biofilms.

ENvue Medical is committed to advance standards in non-invasive therapy and minimally invasive navigation, with a focus on patient safety, clinical usability, and technology innovation across a range of healthcare environments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. These forward-looking statements include, but are not limited to: statements regarding the implementation of the Reverse Stock Split. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: (i) market acceptance of the Company’s existing and new products; (ii) clinical performance and operational outcomes; (iii) delays or complications in product implementation; (iv) intense competition in the medical device industry; (v) product liability or performance issues; (vi) limitations in manufacturing or supply chain capabilities; (vii) reimbursement limitations; (viii) intellectual property protection; (ix) healthcare regulatory changes in the U.S. and abroad; and (x) the need for additional capital. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge at: www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

PH: (212) 896-1254

envue@kcsa.com

Media Contact:

KCSA Strategic Communications

Michaela Fawcett, Senior Account Director

PH: (978) 995-4683

envue@kcsa.com